                                     150,000

                            6.29% Capital Securities

                             FULTON CAPITAL TRUST I

                               PURCHASE AGREEMENT

                                                                January 20, 2006

Sandler O'Neill & Partners, L.P.,
     As Representative of the several
     Underwriters named in Schedule I hereto
919 Third Avenue
6th Floor
New York, New York 10022

Ladies and Gentlemen:

          Fulton Capital Trust I (the "Trust"), a statutory trust organized under the Delaware Statutory Trust Act, 12 Del. C. Section 3801 et seq. (the "Delaware Act"), Fulton Financial Corporation, a Pennsylvania corporation (the "Company" and together with the Trust, the "Offerors"), and FFC Management, Inc. ("FFC"), a Delaware corporation, confirm their respective agreements (together, the "Agreement") with Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") and the other Underwriters named in Schedule I hereto (the "Underwriters", which term shall also include any underwriter substituted as provided pursuant to
Section 10 hereof), for whom Sandler O'Neill is acting as the Representative (the "Representative"), with respect to the issue and sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of 6.29% Capital Securities (liquidation amount of $1,000 per security) of the Trust (the "Capital Securities"). The Capital Securities will be guaranteed by the Company, to the extent described in the Prospectus (as defined below), with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to the Guarantee Agreement (the "Guarantee"), to be dated as of the Closing Time (as defined in Section 2 hereof), between the Company and Wilmington Trust Company, as Guarantee Trustee (the "Guarantee Trustee"). The Capital Securities will be issued in book-entry only form to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to the Letter of Representations, to be dated as of the Closing Time (the "DTC Agreement"), between the Trust and DTC.

          The entire proceeds from the sale of the Capital Securities will be combined with the entire proceeds from the sale by the Trust to the Company of the Trust's common securities (the "Common Securities"), and will be used by the Trust to purchase $154,640,000 aggregate principal amount of 6.29% Junior Subordinated Deferrable Interest Debt Securities due 2036 (the "Debt Securities") issued by the Company. The Capital Securities and the Common Securities will be issued pursuant to the Amended and Restated Declaration of Trust, to be dated as of the Closing Time (the "Amended Declaration"), among the


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Company, as sponsor, the Administrators named therein (the "Administrators"),
Wilmington Trust Company, as Institutional Trustee (the "Institutional Trustee"), Wilmington Trust Company, as Delaware Trustee (the "Delaware Trustee"), and the holders, from time to time, of undivided beneficial interests in the assets of the Trust. The Debt Securities will be issued pursuant to the Indenture, to be dated as of the Closing Time (the "Indenture"), between the Company and Wilmington Trust Company, as Indenture Trustee (the "Indenture Trustee").

          The Capital Securities, the Guarantee and the Debt Securities are hereinafter collectively referred to as the "Securities." The Indenture, the Amended Declaration, the Guarantee, the DTC Agreement and this Agreement are hereinafter referred to collectively as the "Operative Documents."

          The Company and the Trust have filed with the Securities and Exchange Commission (the "Commission") an "automatic shelf registration statement" (as defined in Rule 405 of the rules and regulations (the "1933 Act Regulations") of the Commission under the Securities Act of 1933, as amended (the "1933 Act")) on Form S-3 (No. 333-130718) covering the registration of certain securities, including the Securities, under 1933 Act and the 1933 Act Regulations, which became effective upon filing under Rule 462(e) of the 1933 Act Regulations ("Rule 462(e)"). Such registration statement, at any given time, including the amendments thereto existing at such time, the exhibits and any schedules thereto on file with the Commission at such time, the information incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the information otherwise deemed to be a part thereof or included therein at such time by the 1933 Act Regulations, is referred to herein as the "Registration Statement". The Registration Statement at the time it originally became effective is herein called the "Original Registration Statement". Promptly after execution and delivery of this Agreement, the Company and the Trust will prepare and file a prospectus supplement relating to the Securities with the Commission in accordance with the provisions of Rule 430B of the 1933 Act Regulations ("Rule 430B") and Rule 424(b) of the 1933 Act Regulations ("Rule 424(b)"). Any information included in such prospectus supplement that was omitted from the Original Registration Statement or any post-effective amendment thereto that is deemed to be part thereof and included therein pursuant to Rule 430B is referred to herein as the "Rule 430B Information". The final prospectus and prospectus supplement relating to the Securities, including the documents incorporated by reference or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, are collectively referred to herein as the "Prospectus." Each prospectus and prospectus supplement used in connection with the offering of the Securities that omitted the Rule 430B Information is each herein called a "preliminary prospectus." For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any preliminary prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

          All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, the Prospectus or any preliminary prospectus shall be deemed to include all such financial statements and schedules and other information which are incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in


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the Registration Statement, the Prospectus or any preliminary prospectus, as the case may be, prior to the execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or any preliminary prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, the Prospectus or any preliminary prospectus, as the case may be, after the execution of this Agreement.

          SECTION 1. Representations and Warranties.

          The Offerors represent and warrant, jointly and severally, to each of the Underwriters as of the date hereof, as of the Applicable Time (as defined in Section 1(a)(2) hereof) and as of the Closing Time, and agree with each of the Underwriters, as follows:

          (1) (A) Status as Well Known Seasoned Issuer. At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment to the Original Registration Statement for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or the Trust or any person acting on its or their behalf (within the meaning, for this subsection only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations ("Rule 163") and (D) at the date hereof, each of the Company and the Trust was and is a "well-known seasoned issuer" (as defined in Rule 405), including not having been and not being an "ineligible issuer" (as defined in Rule 405). The Registration Statement is an "automatic shelf registration statement" (as defined in Rule 405), and the Securities, as of the date of their registration on the Original Registration Statement, were, and, as of the date hereof and as of the Closing Time, remain, eligible for registration by the Company and the Trust on an "automatic shelf registration statement" under Rule
405. Neither the Company nor the Trust has received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

          At the earliest time after the time of filing the Original Registration Statement that the Company, the Trust or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities, neither the Company nor the Trust was or is an "ineligible issuer" (as defined in Rule 405).

          (2) Registration Statement, Prospectus and Disclosure Package at Time of Sale. The Original Registration Statement became effective upon filing under Rule 462(e) on December 27, 2005 and any post-effective amendment thereto also become effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and, to the knowledge of the Company or the Trust, no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.


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          Any offer that is a written communication relating to the Securities made by the Company or the Trust or any person acting on its or their behalf (within the meaning, for this subsection only, of Rule 163(c) of the 1933 Act Regulations) prior to the filing of the Original Registration Statement has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

          At the respective times the Original Registration Statement and each post-effective amendment thereto became effective, at each deemed effective date with respect to the Securities pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time, the Registration Statement complied, complies and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, when read together with the Prospectus, at the time the Prospectus or any such amendment or supplement was issued or at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each preliminary prospectus and the Prospectus complied, when filed with the Commission, in all material respects with the 1933 Act, 1933 Act Regulations and the 1939 Act, and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          As of the Applicable Time, the Issuer Free Writing Prospectus (as defined below) and the Statutory Prospectus (as defined below), when considered together (collectively, the "Disclosure Package"), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          As used in this subsection and elsewhere in this Agreement:

          "Applicable Time" means 12:44 p.m. (Eastern time) on January 20, 2006, or such other time as agreed by the Company and the Representative.

          "Statutory Prospectus" as of any time means the prospectus and prospectus supplement relating to the Securities that are, immediately prior to that time, either included in the Registration Statement or deemed to be a part thereof, including any document incorporated therein by reference immediately prior to that time.

          "Issuer Free Writing Prospectus" means any "issuer free writing prospectus" (as defined in clause (h)(i) of Rule 433 of the 1933 Act Regulations ("Rule 433")) relating to the Securities that (i) is required to be filed with



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the Commission by the Company and/or the Trust, (ii) is a "road show that is a written communication" within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the records of the Company and/or the Trust pursuant to Rule 433(g); it being understood that all Issuer Free Writing Prospectuses are identified on Schedule II hereto.

          Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Securities or until any earlier date that the Company and the Trust notified or notifies the Representative in writing, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated therein by reference and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

          The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with any Underwriter's Information (as defined in Section 6(a)(3) below).

          (3) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the preliminary prospectus or the Prospectus, when read together with the other information in the preliminary prospectus or the Prospectus, at the time the Original Registration Statement became effective, did not, and at the earlier of the time the Prospectus was first used and the first "time of sale," within the meaning of Rule 159 under the 1933 Act Regulations, of Securities in this offering and at the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Prospectus, when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations").

          (4) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Prospectus are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations.

          (5) Financial Statements. The consolidated historical financial statements, together with the related schedules and notes, included in the preliminary prospectus, the Prospectus, the Disclosure Package or the Registration Statement present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated, and the statements of income, changes in equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. Said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") in the United States applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included therein present fairly, in all material respects, the information required to be stated therein. The summary financial data included therein



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present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Prospectus.

          (6) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Prospectus, the Disclosure Package or the Registration Statement, except as otherwise stated therein, there has not been (A) any material adverse change or any development which could reasonably be expected to have a material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust or the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"),
(B) any transaction entered into by the Trust or the Company or any of its subsidiaries, other than in the ordinary course of business, that is material to the Trust or the Company and its subsidiaries, considered as one enterprise, or
(C) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock (except for regular quarterly dividends declared by the Company and paid to holders of its Common Stock on January 15, 2006 and regular quarterly dividends declared by the Company on January 17, 2006 to be paid to holders of its common stock on April 15, 2006).

          (7) Regulatory Enforcement Matters. Neither the Company nor any of its subsidiaries is subject or is party to, or has received any written notice that any of them may or will become subject or party to any investigation with respect to, any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that in any material respect (considered on a consolidated basis) currently relates to or restricts the conduct of their business or that in any manner relates to their capital adequacy, their credit policies, or their management (each, a "Regulatory Agreement"), nor has the Company or any of its subsidiaries been advised in writing by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement. There is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examination of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect. As used herein, the term "Regulatory Agency" means any federal or state agency charged with the supervision or regulation of depository institutions, or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company or any of its subsidiaries.

          (8) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the Disclosure Package, to enter into and perform its obligations under each of the Operative Documents to which it is a party, and to issue the Debt Securities and execute the Guarantee, and is duly qualified as a foreign corporation to transact business and is in good standing in the State of New Jersey, and there is no other jurisdiction in which such



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qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

          (9) Financial Holding Company. The Company is a "financial holding company" as such term is defined by the Gramm-Leach-Bliley Act (the "GLBA").

          (10) Good Standing of Subsidiaries. The only "significant subsidiaries" of the Company (as defined in Rule 1-02 of Regulation S-X) (the "Subsidiaries") are Fulton Bank, Lafayette Ambassador Bank, Resource Bank, The Bank and FFC Management, Inc. Each of the Subsidiaries has been duly organized and is validly existing as a corporation, bank, trust or association, as the case may be, in good standing under the laws of its jurisdiction of incorporation, organization, formation or association, as the case may be, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the Disclosure Package. No Subsidiary is required to be duly qualified or be in good standing as a foreign entity to transact business in any jurisdiction, where the failure to so qualify or be in good standing would result in a Material Adverse Effect. Each depository institution subsidiary of the Company (collectively, the "Bank Subsidiaries") is a member in good standing of its applicable Federal Home Loan Bank, the deposit accounts of each such Bank Subsidiary are insured up to the applicable limit by the Federal Deposit Insurance Corporation (the "FDIC") and no proceedings for the revocation or termination of such insurance is pending or, to the knowledge of the Company, threatened.

          (11) Capital Stock Duly Authorized and Validly Issued. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through one or more other Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right. None of the issued and outstanding shares of capital stock of the Company or any Subsidiary were issued in violation of any preemptive or similar rights of any shareholder of the Company or such Subsidiary, as the case may be, arising by operation of law, or under the certificate of incorporation, by-laws or other organizational documents of the Company or such Subsidiary or under any agreement to which the Company or such Subsidiary is a party.

          (12) Capitalization. The authorized, issued and outstanding capital stock and consolidated long term debt (i.e., a maturity greater than one year) of the Company as of September 30, 2005 is as set forth in the Prospectus under "Capitalization". There have not been any subsequent issuances of capital stock of the Company since such date (except issuances of common stock pursuant to exercises of employee stock options and pursuant to the Company's dividend reinvestment plan and employee stock purchase plan). There has not been any additional long term borrowings by the Company or its consolidated subsidiaries since such date, except, with respect to the Bank Subsidiaries, pursuant to Federal Home Loan Bank advances or securities sold under agreements to repurchase by the Bank Subsidiaries in their ordinary course of business or, with respect to the Company, pursuant to the $50,000,000 Revolving Credit Agreement, dated July 12, 2004, as amended, with SunTrust Bank, as lender.


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          (13) Good Standing of the Trust. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration Statement, the Prospectus and the Disclosure Package, to enter into and perform its obligations under each of the Operative Documents to which it is a party and to issue the Capital Securities and the Common Securities. The Trust is not a party to or otherwise bound by any agreement other than the Operative Documents to which it is a party and those described in the Registration Statement, the Prospectus and the Disclosure Package. The Trust is, and will be, under current law, classified for U.S. federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

          (14) Authorization of Common Securities. At the Closing Time, the Common Securities will have been duly authorized for issuance by the Trust pursuant to the Amended Declaration and, when duly issued and executed in accordance with the Amended Declaration and delivered by the Trust to the Company against payment therefor in accordance with the subscription agreement therefor, will be validly issued and fully paid and nonassessable undivided common beneficial ownership interests in the assets of the Trust. The issuance of the Common Securities is not subject to preemptive or other similar rights. At the Closing Time, all of the issued and outstanding Common Securities will be owned directly by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

          (15) Authorization of Capital Securities. At the Closing Time, the Capital Securities will have been duly authorized for issuance by the Trust pursuant to the Amended Declaration, and when duly issued, executed and authenticated in accordance with the Amended Declaration and delivered by the Trust against payment therefor as provided herein, will be validly issued and fully paid and nonassessable undivided preferred beneficial ownership interests in the assets of the Trust. The issuance of the Capital Securities will not be subject to preemptive or other similar rights. The Capital Securities will be in the form contemplated by, and will be entitled to the benefits of, the Amended Declaration and the Guarantee.

          (16) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Offerors.

          (17) Authorization of Amended Declaration. The Amended Declaration has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and the Administrators, and assuming due authorization, execution and delivery of the Amended Declaration by the Institutional Trustee and the Delaware Trustee, the Amended Declaration will be, at the Closing Time, a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) (collectively, the "Enforceability Exceptions").

          (18) Authorization of Guarantee. The Guarantee has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and, assuming due authorization, execution and



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delivery of the Guarantee by the Guarantee Trustee, will constitute a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by the Enforceability Exceptions.

          (19) Authorization of Indenture. The Indenture has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and, assuming the authorization, execution and delivery of the Indenture by the Indenture Trustee, the Indenture will constitute a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by the Enforceability Exceptions.

          (20) Authorization of Debt Securities. The Debt Securities have been duly authorized by the Company and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered by the Company to the Trust against payment therefor as described in the Prospectus or as contemplated in the Indenture, will constitute valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by the Enforceability Exceptions; the Debt Securities will be in the form contemplated by, and will be entitled to the benefits of, the Indenture. The Company has no present intention to exercise its option to defer payments of interest on the Debt Securities as permitted by the Indenture.

          (21) Authorization of Administrators. Each of the Administrators of the Trust is an officer or employee of the Company and has been duly authorized by the Company to execute and deliver the Amended Declaration.

          (22) Qualification under 1939 Act. Each of the Amended Declaration, the Guarantee and the Indenture has been duly qualified under the 1939 Act.

          (23) Not an Investment Company. Neither the Trust nor the Company is, and immediately following consummation of the transactions contemplated hereby and the application of the net proceeds as described in the Registration Statement, the Prospectus and the Disclosure Package, neither the Trust nor the Company will be, an "investment company" or an entity controlled by an "investment company," in each case within the meaning of Section 3(a) of the Investment Company Act of 1940, as amended (the "1940 Act"), without regard to
Section 3(c) of the 1940 Act.

          (24) Descriptions of Securities and Operative Documents. Each of the Securities and the Operative Documents will conform, in all material respects, to all statements relating thereto contained in the Registration Statement, the Prospectus and the Disclosure Package.

          (25) Absence of Defaults and Conflicts. The Trust is not in violation of the trust certificate of the Trust filed with the State of Delaware (the "Trust Certificate") or the Amended Declaration. Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws or other organizational document, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract,



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indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of them may be bound or to which any of its assets is subject (collectively, "Agreements and Instruments") or (iii) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree (including, without limitation, the Equal Opportunity Credit Act ("the EOCA"), the Fair Housing Act ("the FHA"), the Community Reinvestment Act ("the CRA"), the Home Mortgage Disclosure Act ("HMDA"), the GLBA, the BHCA, the Bank Secrecy Act (the "BSA"), the Federal Reserve Act (the "FRA") and the USA Patriot Act (the "Patriot Act", and together with the EOCA, the FHA, the CRA, the HMDA, the GLBA, the BHCA, the BSA, the FRA and the regulations promulgated under any of the foregoing, the "Banking Regulations")) of any state or federal government, governmental authority, agency or instrumentality or court, domestic or foreign (including, without limitation, the Federal Reserve Board (the "FRB"), the Office of the Comptroller of the Currency (the "OCC"), the Department of Treasury (the "Treasury"), the FDIC and any other Regulatory Agency (collectively, the "Banking Regulators")), except for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance of the Operative Documents by the Trust or the Company, as the case may be, the issuance, sale and delivery of the Capital Securities, the Debt Securities, the Guarantee, the consummation of the transactions contemplated by the Operative Documents, and compliance by the Company and the Trust with the terms of the Operative Documents to which they are a party have been duly authorized by all necessary corporate action on the part of the Company and, at the Closing Time, will have been duly authorized by all necessary action on the part of the Trust, and do not and will not, whether with or without the giving of notice or passage of time or both, (i) violate, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any, security interest, mortgage, pledge, lien, charge, encumbrance, claim or equitable right upon any assets of the Trust, the Company or any of the Subsidiaries pursuant to, any of the Agreements and Instruments, (ii) result in any violation of any provision of the charter, bylaws or other organizational document of the Company or any of the Subsidiaries or the Amended Declaration or the Trust Certificate or (iii) result in any violation by the Company or any of the Subsidiaries of any applicable law, statute, rule, regulation, judgment, order, writ or decree (including, without limitation, the Banking Regulations) of any state or federal government, governmental authority, agency or instrumentality or court, domestic or foreign (including, without limitation, the Banking Regulators). As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust or the Company or any of the Subsidiaries.

          (26) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the senior management of the Company, is contemplated or threatened, which would reasonably be expected to have a Material Adverse Effect.

          (27) Absence of Proceedings. Except as described in the Registration Statement, the Prospectus and the Disclosure Package, there is no action, suit, proceeding, inquiry or investigation before or brought by any court, government, governmental authority, agency or instrumentality, domestic or foreign (including, without limitation, the Banking Regulators), now pending, or, to the knowledge of the Trust or the Company, threatened against or affecting the

Trust or the Company or any of its subsidiaries, which (i) is required to be disclosed in the Registration Statement or the Prospectus; (ii) would reasonably be expected to have a Material Adverse Effect or (iii) would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement and the other Operative Documents or the performance by the Trust or the Company of their respective obligations hereunder or thereunder. Except as described in the Registration Statement, the Prospectus and the Disclosure Package, there are no legal or governmental proceedings to which the Trust or the Company or any of its subsidiaries is a party or of which any of their respective assets is the subject, including ordinary routine litigation incidental to the business, which would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (28) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any government, governmental authority, agency or instrumentality or court, domestic or foreign (including, without limitation, the Banking Regulators), other than those that have been made or obtained, is necessary or required for the authority, execution, delivery or performance by the Trust or the Company of their respective obligations under the Operative Documents, the Capital Securities, the Debt Securities or the Guarantee, or the consummation by the Trust and the Company of the transactions contemplated thereunder, except as may be required under state securities laws.

          (29) Possession of Licenses and Permits. Each of the Trust, the Company and the Company's subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign governmental or regulatory authorities (including, without limitation, the Banking Regulators) that are necessary to conduct their respective businesses and as described in the Registration Statement, the Prospectus and the Disclosure Package, and have made all declarations and filings with the appropriate federal, state, local or foreign governmental or regulatory authorities (including, without limitation, the Banking Regulators) that are necessary for the conduct of their respective businesses as described in the Registration Statement, the Prospectus and the Disclosure Package, except where the failure to possess such Governmental Licenses or make such declarations or filings would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Trust, the Company and the Company's subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect. None of the Trust, the Company or any of the Company's subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, in the reasonable judgment of the Company, is reasonably expected to have a Material Adverse Effect.

          (30) Conduct of Business. Each of the Trust, the Company and the Subsidiaries is conducting its business in compliance in all material respects with all laws, rules, regulations, decisions, directives and orders (including, without limitation, the Banking Regulations), and all regulations and orders of, or agreements with, federal, state, local or foreign governmental or regulatory authorities (including, without limitation, the Banking Regulators) applicable to it, except where failure to so comply would not individually or in the aggregate, in the reasonable judgment of the Company or the Trust as the case may be, be reasonably expected to have a Material Adverse Effect.

          (31) Environmental Matters. Each of the Trust, the Company and the Company's subsidiaries are in compliance with all applicable federal, state, and local laws, rules and regulations, and decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including, without limitation, those applicable to emissions to the environment, waste management, and waste disposal (collectively, the "Environmental Laws"), except where such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect, and, to the knowledge of the Company, there are no circumstances that would prevent, interfere with or materially increase the cost of such compliance in the future. There is no claim under any Environmental Law, including common law, pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries (an "Environmental Claim"), which would have a Material Adverse Effect, and, to the knowledge of the Company, under applicable law, there are no past or present actions, activities, circumstances, events or incidents, including without limitation, releases of any material into the environment, that are reasonably likely to form the basis of any Environmental Claim against the Company or any of its Subsidiaries which would have a Material Adverse Effect.

          (32) Title to Property. Each of the Trust, the Company and the Company's subsidiaries has good and marketable title in fee simple to all of its real and personal properties, reflected as owned in the consolidated financial statements or as described in the Prospectus, in each case free and clear of all liens, encumbrances, claims and defects, except as do not materially interfere with the use made and proposed to be made of such property by the Trust, the Company or such subsidiary or which would not, individually or in the aggregate, have a Material Adverse Effect. All of the leases and subleases under which the Trust, the Company or any of the Company's subsidiaries holds properties used in its business are in full force and effect, except where the failure of such leases and subleases to be in full force and effect and would not, individually or in the aggregate, have a Material Adverse Effect. None of the Trust, the Company or any of the Company's subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Trust, the Company or any of the Company's subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except any claim that would not, individually or in the aggregate, have a Material Adverse Effect.

          (33) Intellectual Property. Each of the Trust, the Company and the Company's subsidiaries owns or possesses all necessary and adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") presently employed by it in connection with the business now operated by it or reasonably necessary in order to conduct such business, and none of the Trust, the Company or any of the Company's subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Trust, the Company or any of the Company's subsidiaries therein, except where the failure to possess such Intellectual Property or where such infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would not have a Material Adverse Effect.

          (34) Taxes. The Company and the Subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except to the extent any such taxes are being contested in good faith. Giving effect to any applicable extensions and except as otherwise disclosed in the Registration Statement, the Prospectus and the Disclosure Package, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of the Subsidiaries or any of their respective assets.

          (35) Insurance. The Company and the Subsidiaries have insurance covering their respective assets, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and the Subsidiaries and their respective assets, operations, personnel and businesses; and neither the Company nor any of the Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

          (36) Payment of Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock or from repaying to the Company any loans or advances to such subsidiary from the Company, except as described in the Registration Statement, the Prospectus and the Disclosure Package.

          (37) Sarbanes-Oxley Act. The Company is in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002.

          (38) Accounting Controls. The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Prospectus and the Disclosure Package, since the end of the period for which the Company has filed with the Commission its most recent Form 10-Q under the 1934 Act, there has been (I) no material weakness in the Company's internal control over financial reporting (whether or not remediated) and (II) no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) of the 1934 Act Regulations) and such disclosure controls and procedures are effective to perform the functions for which they were established. Since the end of the period for which the Company has filed with the Commission its most recent Form 10-Q under the 1934 Act, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

          (39) Stabilization. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Capital Securities.

          (40) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and neither the Company nor the Trust is the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

          (41) Registration Rights. Except pursuant to the Agreement and Plan of Merger by and between Columbia Bancorp and the Company, dated as of July 26, 2005, there are no persons with registration rights or other similar rights to have any securities of the Company or its subsidiaries registered by the Company or any other person under the 1933 Act.

          (42) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Prospectus or the Disclosure Package is not based on or derived from sources that are reliable or is not accurate in all material respects.

          FFC represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time and as of the Closing Time, and agrees with each Underwriter, as follows:

          (1) Good Standing of FFC. FFC has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has power, corporate and other, and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the Disclosure Package and to enter into and perform its obligations under this Agreement, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

          (2) Due Authorization. FFC has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All action required to be taken for the due authorization, execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and the performance by FFC of its obligations hereunder has been duly and validly taken.

          (3) Capital Stock Duly Authorized and Validly Issued. All of the issued and outstanding shares of capital stock of FFC have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through one or more other Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right. None of the issued and outstanding shares of capital stock of FFC were issued in violation of any preemptive or similar rights of any shareholder of FFC arising by operation of law, or under the certificate of incorporation or by-laws of FFC or under any agreement to which FFC is a party.

          (4) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by FFC.

          Any certificate signed by any Administrator of the Trust or any duly authorized officer of the Company or any of its subsidiaries (including FFC) and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Trust, the Company or the applicable subsidiary, as the case may be, to the Representative as to the matters covered thereby.

          SECTION 2. Sale and Delivery to Underwriters; Closing.

          On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at a price of $1,000 per Capital Security, 150,000 Capital Securities.

          Deliveries of a certificate or certificates for the Capital Securities shall be made at the offices of Thacher Proffitt & Wood LLP in The City of New York, New York, or such other place as may be agreed to by the Representative and the Offerors, and payment of the purchase price for the Capital Securities shall be made by the Representative to the Trust by wire transfer of immediately available funds contemporaneous with closing at such place as shall be agreed upon by the Representative and the Offerors, no later than 10:00 a.m., New York City time, on January 26, 2006 or such other time not later than ten (10) business days after such date as shall be agreed upon by the Representative and the Offerors (such time and date of payment and delivery being herein called the "Closing Time").

          It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Capital Securities which it has agreed to purchase. Sandler O'Neill, individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Capital Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

          Payment for the Capital Securities purchased by the Underwriters shall be made to the Trust by wire transfer of immediately available funds to a bank designated by the Company, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Capital Securities to be purchased by them. Certificates for the Capital Securities shall be in such denominations and registered in such names as the Representative may request in writing at least two business days prior to the

Closing Time. All certificates for the Capital Securities shall be made available for examination and packaging, if applicable, by the Representative in The City of New York on the business day prior to the Closing Time.

          As compensation to the Underwriters for their respective commitments hereunder and in view of the fact that the proceeds of the sale of the Capital Securities will be used to purchase the Debt Securities of the Company, the Company hereby agrees to pay at the Closing Time to the Underwriters in immediately available funds a commission of $10.00 per Capital Security to be delivered by the Trust hereunder at the Closing Time.

          In performing its duties under this Agreement, the Underwriters shall be entitled to rely upon any notice, signature or writing that the Underwriters shall in good faith believe to be genuine and to be signed or presented by a proper party or parties. The Underwriters may rely upon any opinions or certificates or other documents delivered by the Offerors or their counsel or designees to them.

          SECTION 3. Covenants of the Offerors. The Offerors covenant, jointly and severally, with the Underwriters as follows:

          (a) Compliance with Securities Regulations and Commission Requests. Prior to the completion of the distribution of the Securities as contemplated in this Agreement (which the Representative will promptly confirm orally to the Company), the Offerors will notify the Representative promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or a new registration statement relating to the Securities shall become effective, or any amendment or supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments with respect to the Registration Statement from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated therein by reference or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company or the Trust become the subject of a proceeding under Section 8A of the 1933 Act. With respect to the Securities, subject to Section 3(e), the Offerors will comply with the requirements of Rule 430B, will prepare the Prospectus in the form approved by the Representative, will effect the filings required under Rule 424(b) in the manner and within the time period specified therein (without reliance on Rule 424(b)(8)) and will take such steps as they deem necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424(b) under the 1933 Act Regulations was received for filing by the Commission and, in the event that it was not, it will promptly file such Prospectus. The Offerors will use their commercially reasonable efforts to prevent the issuance of any stop order or other order and, if any stop order or other order is issued, to obtain the lifting thereof as soon as possible. The Company shall pay the required filing fees of the Commission relating to the Securities within the time required by

Rule 456(b)(1) (i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations.

          (b) Delivery of Registration Statements. The Offerors have furnished to each Underwriter and counsel for the Underwriters, without charge, signed or conformed copies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed or conformed copies of all consents and certificates of experts. The copies of the Original Registration Statement and each amendment thereto furnished to the Representative will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (c) Delivery of Prospectuses. The Offerors have delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and each of the Offerors hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Offerors will furnish to each Underwriter, without charge, during the period when a prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d) Notice and Effect of Material Events. Each of the Offerors will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the 1939 Act and the 1939 Act Regulations, as applicable, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. Prior to the completion of the distribution of the Securities by the Underwriters, the Offerors will immediately notify the Representative, and confirm such notice in writing, of
(x) any filing made by the Offerors of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States, and (y) any event or condition that results or is reasonably likely to result in a Material Adverse Effect, which (i) makes any statement in the Prospectus false or misleading or (ii) which is not disclosed in the Prospectus. If, at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur as a result of which it is necessary, in the reasonable opinion of the Offerors, their counsel, the Representative or counsel to the Underwriters, to amend or supplement the Prospectus in order that the Prospectus not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to purchasers, or if for any other reason it shall be necessary, in the reasonable opinion of the Offerors, their counsel, the Representative or counsel to the Underwriters, during such period to amend the Registration Statement or to file a new registration statement or to amend or supplement the Prospectus to comply with the 1933 Act or the 1933 Act Regulations, the Offerors will forthwith amend the Registration Statement, file such registration statement and/or amend or supplement the Prospectus, subject to Section 3(e), so as to correct such untrue statement or omission or effect such compliance. If at any time following the Applicable Time or at any time following the issuance of an Issuer Free Writing Prospectus any event shall occur or condition shall exist as a result of which the Disclosure Package or such Issuer Free Writing Prospectus, individually or together with other information that is part of the Disclosure Package, as the case may be, conflicted or would conflict with the information contained in the Registration Statement or any other registration statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Offerors will promptly notify the Representative and will promptly amend or supplement, at the Company's own expense, the Disclosure Package or such Issuer Free Writing Prospectus, as the case may be, to eliminate or correct such conflict, untrue statement or omission.

          (e) Amendment to Prospectus or Registration Statement. The Offerors will advise the Representative promptly of any notice of its intention to file or prepare any amendment to the Registration Statement or a new registration statement relating to the Securities or any amendment or supplement to any preliminary prospectus or the Prospectus and will furnish the Representative with copies thereof a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document with respect to the Securities without the consent of the Representative, which consent shall not be unreasonably withheld. Neither the consent of the Representative, nor the Representative's delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof. For purposes of clarity, nothing in this Section 3(e) shall restrict the Company from making any filings required in order to comply with its reporting obligations under the 1934 Act or the 1934 Act Regulations.

          (f) No Stabilization. The Offerors will not take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in any stabilization or manipulation of the price of the Capital Securities.

          (g) DTC. The Offerors will cooperate with the Underwriters and use their commercially reasonable efforts to permit the Capital Securities to be eligible for clearance, settlement and trading through the facilities of DTC.

          (h) Blue Sky Compliance. The Offerors will qualify the Securities for offer and sale under the state securities, or blue sky, laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that the Offerors shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where they would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject themselves to taxation in any such jurisdiction if they are not otherwise so subject.

          (i) Further Obligations. In the event the Offerors, at any time, or from time to time, shall not have sufficient funds to promptly pay in full any amount then due and payable to any person pursuant to this Agreement, the Offerors shall promptly take all such actions that do not require prior regulatory approval to obtain sufficient funds to pay such amount and, if the funds obtained from such actions shall not be sufficient to pay such amount in full, the Offerors shall promptly take all such further actions, including obtaining all required regulatory approvals, to obtain sufficient additional funds necessary to pay such amount in full.

          (j) Earnings Statement. The Offerors shall timely file such reports pursuant to the 1934 Act, as applicable, as are necessary in order to make generally available to their respective securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (k) Reporting Requirements. Each of the Trust and the Company, during the period when a prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission by such entity pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

          (l) Ratings. The Offerors will use their commercially reasonable efforts to enable Fitch Ratings and Moody's Investors Service to provide their respective credit ratings of the Capital Securities.

          (m) Use of Proceeds. The Trust will use the proceeds received by it from the sale of the Capital Securities to purchase the Debt Securities, and the Company will use the proceeds received by it from the sale of the Debt Securities as described in the Registration Statement, the Prospectus and the Disclosure Package.

          (n) Lock-Up. During the 60-day period after the Closing Time, neither the Trust nor the Company will, without the prior written consent of the Representative, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, the Capital Securities, the Debt Securities, any security convertible into, exchangeable or exercisable for Capital Securities or the Debt Securities or any equity security substantially similar to the Capital Securities or any debt security substantially similar (including provisions with respect to the deferral of interest) to the Debt Securities (except for the Securities issued pursuant to this Agreement); provided, however, that the foregoing restrictions shall not apply to any distribution of the Debt Securities following any liquidation of the Trust.

          (o) Issuer Free Writing Prospectuses. The Offerors represent and agree that, unless they obtain the prior written consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior written consent of the Offerors and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an "issuer free writing prospectus" (as defined in Rule 433) or that would otherwise constitute a "free writing prospectus" (as defined in Rule 405) required to be filed with the Commission. Any such free writing prospectus consented to by the Offerors and the Representative is referred to herein as a "Permitted Free Writing Prospectus." The Offerors represent that they have treated, and agree that they will treat, each Permitted Free Writing Prospectus as an "issuer free writing prospectus" (as defined in Rule 433(h)(i)) and have complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

          Subject to the consent of the Representative required in the immediately preceding paragraph, the Offerors will prepare a final term sheet relating solely to the final pricing terms of the Capital Securities and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for such Capital Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. Notwithstanding anything to the contrary contained herein, the Offerors consent to the use by any Underwriter of a free writing prospectus that contains only
(a) (i) information describing the preliminary terms of the Capital Securities generally or the Capital Securities specifically or their offering or (ii) information that describes the final terms of the Capital Securities or their offering and that is or is to be included in the final term sheet of the Offerors contemplated in the first sentence of this paragraph or (b) other customary information that is not "issuer information," as defined in Rule 433.

          SECTION 4. Payment of Expenses.

          (a) Expenses. The Company, as borrower under the Debt Securities, will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Original Registration Statement (including exhibits) and of each amendment thereto and the cost of obtaining all securities and bank regulatory approvals, including any required National Association of Securities Dealers, Inc. (the "NASD") filing fees; (ii) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any reasonable and documented costs associated with electronic delivery of any of the foregoing by the Underwriters to investors; (iii) the costs of blue sky qualification (including fees and expenses of Sidley Austin LLP, blue sky counsel to the Underwriters, relating thereto up to a maximum of $7,500) of the Securities in the various jurisdictions; (iv) all fees and disbursements of the Offerors' counsel, accountants, agents and other advisors; (v) the preparation, issuance and delivery of the certificates for the Capital Securities and the Debt Securities; (vi) the fees and disbursements of any trustee appointed under any of the Operative Documents and its counsel; (vii) the costs and expenses of the Offerors relating to investor presentations on any "road show" undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by, or with the consent of, the Offerors in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Offerors and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show; and (viii) any fees payable in connection with the rating of the Securities. In the event any Underwriter incurs any such fees and expenses on behalf of the Company, the Company will reimburse such Underwriter for such reasonable and documented fees and expenses whether or not the transactions contemplated hereby are consummated. The Company also agrees to reimburse the Underwriters for their reasonable and documented out-of-pocket expenses, including, without limitation, legal fees and expenses, marketing, syndication and travel expenses, up to a maximum of $100,000.

          (b) Termination. If this Agreement is terminated by the Representative in accordance with the provisions of Sections 5(o) or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their reasonable, actual



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
and accountable out-of-pocket expenses not to exceed $100,000, including legal fees and expenses, marketing, syndication and travel expenses.

          SECTION 5. Conditions of Underwriter's Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Offerors contained in Section 1 hereof or in certificates of any Trustee of the Trust or any officer of the Company or any of its subsidiaries (including FFC) delivered pursuant to the provisions hereof, to the performance by the Company of their obligations hereunder required to be performed prior to Closing Time, and to the following further conditions:

          (a) Filing of Prospectus. The Prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B); the Registration Statement is effective and no stop order or other order referred to in Section 3(a)(iv) hereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened; and all requests for additional information on the part of the Commission shall have been complied with to the Representative's satisfaction.

          (b) Opinion of Counsel for Company. At the Closing Time, the Representative shall have received the favorable opinions, each dated the Closing Time, of (A) Barley Snyder LLC, counsel for the Company, in form and substance reasonably satisfactory to the Underwriters, and in substantially the form annexed hereto as Annex A, (B) George Barr, Senior Vice President and General Counsel of the Company, in form and substance reasonably satisfactory to the Underwriters and in substantially the form annexed hereto as Annex B, and
(C) Thacher Proffitt & Wood LLP, special counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, and in substantially the form annexed hereto as Annex C. Each such counsel may state that, insofar as its opinion involves factual matters, it has relied, to the extent it deems proper, upon certificates of Trustees or Administrators of the Trust, officers of the Company or any of its Subsidiaries and public officials.

          (c) Opinion of Special Delaware Counsel for the Trust. At the Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of Morris, James, Hitchens & Williams LLP, special Delaware counsel for the Trust, in form and substance reasonably satisfactory to the Underwriters, and in substantially the form annexed hereto as Annex D.

          (d) Opinion of Counsel for Wilmington Trust Company. At the Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of Morris, James, Hitchens & Williams LLP, counsel to Wilmington Trust Company, as Institutional Trustee and Delaware Trustee under the Amended Declaration, as Guarantee Trustee under the Guarantee, and as Indenture Trustee under the Indenture, in form and substance reasonably satisfactory to the Representative, and in substantially the form annexed hereto as Annex E.

          (e) Opinion of Special Tax Counsel for the Offerors. At the Closing Time, the Underwriters shall have received an opinion, dated the Closing Time, of Thacher Proffitt & Wood LLP, special tax counsel to the Offerors, in form and substance reasonably satisfactory to the Underwriters, that (i) the Trust will be classified for federal income tax purposes as a grantor trust and will not be classified as an association taxable as a corporation (ii) the Debt Securities will be characterized for federal income tax purposes as the Company's indebtedness, and (iii) although the discussion set forth in the Registration Statement, the Prospectus and the Disclosure Package under the caption "Certain U.S. Federal Income Tax Consequences" does not purport to discuss all possible federal income tax consequences of the purchase, ownership and disposition of the Capital Securities or the Debt Securities, such discussion, to the extent that it constitutes matters of law or purports to describe certain provisions of the federal income tax laws, is a correct summary in all material respects of the matters discussed therein. Such opinion may be conditioned on, among other things, the initial and continuing accuracy of the facts, financial and other information, covenants and representations set forth in certificates of officers of the Company and other documents deemed necessary for such opinion.

          (f) Opinion of Counsel for the Underwriters. At the Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of Sidley Austin LLP, counsel for the Underwriters, with respect to the incorporation and legal existence of the Offerors, the issuance of the Capital Securities, the Guarantee and the Debt Securities, the execution of the Operative Documents, the disclosure in the Registration Statement, the Prospectus and the Disclosure Package and other related matters as the Representative may reasonably require. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of Trustees of the Trust, officers of the Company or any of its Subsidiaries and public officials.

          (g) Certificates. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the Disclosure Package, any Material Adverse Effect, and the Representative shall have received a certificate of the Chief Executive Officer or the President of the Company and of the Chief Financial Officer of the Company and a certificate of an Administrator of the Trust, dated the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1 hereof were true and correct when made and are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Offerors and FFC have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time.

          (h) Independent Auditors' Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received a letter from KPMG LLP (the "Company Independent Auditors"), dated such date, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and financial and accounting information included in the Registration Statement, the Prospectus and the Disclosure Package.

          (i) Bring-down Comfort Letter. At the Closing Time, the Representative shall have received from the Company Independent Auditors a letter, dated the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

          (j) Maintenance of Ratings. Subsequent to the execution of this Agreement, there shall not have occurred a downgrading in or withdrawal of the rating assigned to the Capital Securities by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations, and no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Capital Securities (other than an announcement with positive implications of a possible upgrading).

          (k) DTC. At the Closing Time, the Capital Securities shall be eligible for clearance, settlement and trading through the facilities of DTC.

          (l) Securities and Operative Documents. The Capital Securities shall have been duly executed and delivered by the Trust and the Institutional Trustee; the Debt Securities shall have been duly executed and delivered by the Company and the Indenture Trustee; the Guarantee shall have been duly executed and delivered by the Company and the Guarantee Trustee; the Indenture shall have been duly executed and delivered by the Company and the Indenture Trustee; and the Amended Declaration shall have been duly executed and delivered by the Company, the Administrators, the Institutional Trustee and the Delaware Trustee.

          (m) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Time, prevent the offer, issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Time, prevent the issuance or sale of the Capital Securities.

          (n) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Capital Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties of the Offerors, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Offerors in connection with the issuance and sale of the Capital Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

          (o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Offerors at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 6 and 7 hereof shall survive any such termination and remain in full force and effect.

          SECTION 6. Indemnification.

          (a) Indemnification of Underwriters. The Offerors and FCC agree, jointly and severally, to indemnify and hold harmless: (x) each Underwriter; (y) each person, if any, who controls (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) any Underwriter (each such person, a "controlling person"); and (z) the respective partners, directors, officers, employees and agents of each Underwriter or any such controlling person as follows:

          (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) any untrue statement or alleged untrue statement of a material fact included in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) hereof) any such settlement is effected with the written consent of the Offerors; and

          (3) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Company or the Trust by the Underwriters through the Representative for inclusion in the Prospectus (or any amendment or supplement thereto) and the parties hereto agree that such information consists only of the following: the fifth and eighth paragraphs (exclusive of the penultimate sentence of the eighth paragraph) under the heading "Underwriting" beginning on page S-63 of the Prospectus and the first and second sentences of the paragraph under the heading "Risk Factors - The absence of a public market may adversely affect your ability to sell the capital securities" on page S-16 of the Prospectus (collectively, the "Underwriters' Information").

          (b) Indemnification of Offerors, Directors and Officers. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers, employees and agents, the Trust, each of the Administrators and each person, if any, who controls the Company or the

Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in conformity with the Underwriters' Information provided by such Underwriter.

          (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof, and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action or, if it so elects within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim; but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the indemnified parties, which approval shall not be unreasonably withheld. In the event that an indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party or parties shall bear the fees and expenses of any additional counsel thereafter retained by such indemnified party or parties; provided, however, that the indemnified party or parties shall have the right to employ counsel (in addition to local counsel) to represent the indemnified party or parties who may be subject to liability arising out of any action in respect of which indemnity may be sought against the indemnifying party if, in the reasonable judgment of counsel for the indemnified party or parties, there may be legal defenses available to such indemnified person which are different from or in addition to those available to such indemnifying person, in which event the reasonable fees and expenses of appropriate separate counsel shall be borne by the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have validly requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(2) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnification provided for in
Section 6 hereof is for any reason held to be unavailable to an indemnified party or insufficient in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors, on the one hand, and the Underwriters, on the other hand, from the offering of the Capital Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Offerors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Capital Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Capital Securities pursuant to this Agreement (before deducting expenses) received by the Offerors and the total commission received by the Underwriters bears to the aggregate initial offering price of the Capital Securities.

          The relative fault of the Offerors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statements of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Offerors or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Offerors, FFC and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which such Capital Securities were sold by it to its investors exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the respective partners, directors, officers, employees and agents of such Underwriter or any such controlling person shall have the same rights to contribution as such Underwriter, while each officer, employee, agent and director of the Company, each Administrator of the Trust and each person, if any, who controls the Company or the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Offerors.

          SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or its subsidiaries (including FFC) or Trustees of the Trust submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Trust or the Company, and shall survive delivery of the Capital Securities to the Underwriters.

          SECTION 9. Termination of Agreement.

          (a) Termination; General. The Representative may terminate this Agreement, by notice to the Offerors, at any time at or prior to the Closing Time if, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the Disclosure Package, (i) there has occurred any Material Adverse Effect, or (ii) there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or any other calamity or crisis, or any change or development involving a prospective change in national political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Representative, impracticable to market the Capital Securities or to enforce contracts for the sale of the Capital Securities, or (iii) trading in any securities of the Company has been suspended or limited by the Commission or by the NASDAQ National Market, or if trading generally on the American Stock Exchange, the New York Stock Exchange or the NASDAQ National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a banking moratorium has been declared by the United States, Delaware, New York or Pennsylvania authorities or a material disruption has occurred in commercial banking or securities settlement and clearances services in the United States.

          (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 hereof shall survive such termination and remain in full force and effect.

          SECTION 10. Defaulting Underwriter.

          (a) If, at the Closing Time, any Underwriter defaults on its obligation to purchase the Capital Securities that it has agreed to purchase hereunder, the Representative may in its discretion arrange for the purchase of such Capital Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If other persons become obligated or agree to purchase the Capital Securities of a defaulting Underwriter, either the Representative or the Company may postpone the Closing Time for up to five (5) full business days in order to effect any changes that in the opinion of counsel for the Offerors or counsel for the Underwriters may be necessary in the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Prospectus that effects any such changes. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 10, purchases Capital Securities that a defaulting Underwriter agreed but failed to purchase.

          (b) If, after giving effect to any arrangement for the purchase of the Capital Securities of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in paragraph (a) above, the aggregate liquidation amount of such Capital Securities that remains unpurchased does not exceed 10% of the aggregate liquidation amount of all of the Capital Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the aggregate liquidation amount of Capital Securities that such Underwriter agreed to purchase hereunder plus such Underwriter's pro rata share (based on the aggregate liquidation amount of Capital Securities that such Underwriter agreed to purchase hereunder) of the Capital Securities of such defaulting Underwriter or Underwriters for which such arrangement has not been made.

          (c) If, after giving effect to any arrangements for the purchase of the Capital Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriter and the Company as provided in paragraph (a) above, the aggregate liquidation amount of such Capital Securities that remains unpurchased exceeds 10% of the aggregate liquidation amount of all of the Capital Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Offerors, except that the Company will continue to be liable for the payment of expenses as set forth in Section 4 hereof and except that the provisions of Sections 1, 6 and 7 hereof shall not terminate and shall remain in effect.

          (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Offerors or any non-defaulting Underwriter for damages caused by its default.

          SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Sandler O'Neill & Partners, L.P., 919 Third Avenue, 6th Floor, New York, New York 10022, Attention: Michael Lacovara, Principal, with a copy to Sidley Austin LLP, 787 Seventh Avenue, New York,

NY 10019, Attention: Edward Petrosky; and notices to the Offerors or FFC shall be directed to them at P.O. Box 4887, Lancaster, Pennsylvania 17604, Attention:
General Counsel, with a copy to Thacher Proffitt & Wood LLP, Two World Financial Center, New York, NY 10281, Attention: Robert Azarow.

          SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon each Underwriter, the Offerors and FFC and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Offerors and FFC, and their respective successors and the controlling persons and other persons referred to in Sections 1, 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Offerors and their respective successors, and said controlling persons and other persons and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Capital Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 13. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, and signature pages may be delivered by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          SECTION 14. GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES OF SAID STATE OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

          EACH OF THE TRUST, THE COMPANY ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, AND FFC HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH OF THE TRUST, THE COMPANY ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, AND FFC IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          SECTION 15. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

          SECTION 16 Nature of Relationship. The Offerors acknowledge and agree that (a) the offering or purchase and sale of the Capital Securities pursuant to this Agreement, including the determination of the terms of the Capital Securities and the offering thereof, is an arm's-length commercial transaction between the Offerors, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering pursuant to this Agreement and the process leading to such offering each Underwriter is and has been acting solely as a principal and not a fiduciary of the Company or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Trust with respect to the offering pursuant to this Agreement or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company or the Trust with respect to the offering pursuant to this Agreement except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and
(e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Offerors and FFC in accordance with its terms.

                                        Very truly yours,

                                        FULTON FINANCIAL CORPORATION


                                        By: /s/ Charles J. Nugent
                                            ------------------------------------
                                            Charles J. Nugent
                                            Senior Executive Vice President and
                                            Chief Financial Officer


                                        FULTON CAPITAL TRUST I

                                        By: FULTON FINANCIAL CORPORATION,
                                            as Sponsor


                                        By: /s/ Charles J. Nugent
                                            ------------------------------------
                                            Charles J. Nugent
                                            Senior Executive Vice President and
                                            Chief Financial Officer


                                        FFC MANAGEMENT, INC.


                                        By: /s/ Charles J. Nugent
                                            ------------------------------------
                                            Charles J. Nugent
                                            President


CONFIRMED AND ACCEPTED, as of the
date first above written:

SANDLER O'NEILL & PARTNERS, L.P.

By: Sandler O'Neill & Partners Corp.,
    the sole general partner


By: /s/ Michael Lacovara
    ---------------------------------
    Michael Lacovara
    Secretary

For itself and as Representative of the other Underwriters named in Schedule I hereto.

                                   SCHEDULE I

                                             Aggregate Liquidation
                                               Amount of Capital
Name of Underwriter                       Securities to be Purchased
-------------------                       --------------------------
Sandler O'Neill & Partners, L.P.                 $     90,000
Keefe, Brunette & Woods, Inc.                          15,000
Key Banc Capital Markets, a division of
   McDonald Investments Inc.                           15,000
Morgan Stanley & Co. Incorporated                      15,000
Ryan, Beck & Co.                                       15,000
                                                 ------------
Total                                            $150,000,000
                                                 ============

                                   SCHEDULE II

                      ALL ISSUER FREE WRITING PROSPECTUSES

Free Writing Prospectus dated January 20, 2006

                                                                         ANNEX A

Pursuant to Section 5(b)(A) of the Agreement, Barley Snyder LLC, counsel for the Company, shall deliver an opinion in substantially the following form. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Agreement.

          (a) Good Standing of the Company. The Company is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, to enter into and perform its obligations under each of the Operative Documents to which it is a party, and to issue the Debt Securities and execute the Guarantee, and the Company is duly qualified as a foreign corporation in the State of New Jersey.

          (b) Good Standing of the Subsidiaries. Each of the Subsidiaries is validly existing as a corporation, bank, trust or association, as the case may be, in good standing under the laws of its jurisdiction of incorporation, organization, formation or association, as the case may be, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and, with respect to the Bank Subsidiaries, each is a member in good standing of its applicable Federal Home Loan Bank, the deposit accounts of each Bank Subsidiary are insured up to the applicable limit by the FDIC, and, to our knowledge, no proceedings for the revocation or termination of such insurance are pending or threatened.

          (c) Financial Holding Company. The Company is a "financial holding company" as such term is defined by the GLBA.

          (d) Bank Holding Company. The Company is duly registered as a bank holding company under the BHCA.

          (e) Due Authorization. The Company and FFC have full right, power and authority to execute and deliver the Operative Documents to which they are a party and to perform their respective obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Operative Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

          (f) Authorization of Agreement. The Agreement has been duly authorized, executed and delivered by the Company.

          (g) Authorization of Guarantee. The Guarantee has been duly authorized by the Company and, at the Closing Time, the Guarantee will have been duly executed and delivered by the Company.

          (h) Authorization of Amended Declaration. The Amended Declaration has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and the Administrators.

          (i) Authorization of Indenture. The Indenture has been duly authorized by the Company, and, at the Closing Time, will have been duly executed and delivered by the Company.

          (j) Authorization of Debt Securities. The Debt Securities have been duly authorized by the Company and, at the Closing Time, the Debt Securities will have been duly executed by the Company and delivered to the Trust.

          (k) Authorization of Administrators. Each of the Administrators of the Trust is an officer or employee of the Company and has been duly authorized by the Company to execute and deliver the Amended Declaration.

          (l) Absence of Conflicts. The execution, delivery and performance by the Company and FFC of the Operative Documents to which it is a party, the issuance, sale and delivery of the Debt Securities and the Guarantee, the consummation of the transactions contemplated by the Operative Documents and compliance by the Company and FFC with the terms of the Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Company and FFC, as applicable, and do not and will not, whether with or without the giving of notice or passage of time or both, (i) to our knowledge, violate, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any, security interest, mortgage, pledge, lien, charge, encumbrance, claim or equitable right upon any assets of the Company, FFC or any of the Subsidiaries pursuant to, any of the Agreements and Instruments, (ii) result in any violation of any provision of the charter, bylaws or other organizational document of the Company, FFC or any of the Subsidiaries or (iii) result in any violation by the Company, FFC or any of the Subsidiaries of any applicable law, statute, rule, regulation, or, to our knowledge, judgment, order, writ or decree (including, without limitation, the Banking Regulations) of any state or federal government, governmental authority, agency or instrumentality or court, domestic or foreign (including, without limitation, the Banking Regulators).

          (m) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any government, governmental authority, agency or instrumentality or court, domestic or foreign (including, without limitation, the Banking Regulators), other than those that have been made or obtained, is necessary or required for the authority, execution, delivery or performance by the Company or FFC of its obligations under the Operative Documents, the Debt Securities or the Guarantee, as applicable, or the consummation by the Company of the transactions contemplated thereunder, except as may be required under state securities laws, as to which we express no opinion.

          (n) Absence of Proceedings. To our knowledge, there is no action, suit, proceeding, inquiry or investigation before or brought by any court, government, governmental authority, agency or instrumentality or court, domestic or foreign (including, without limitation, the Banking Regulators), now pending or threatened against or affecting the Trust or the Company or any of the Subsidiaries that (i) is required to be disclosed in the Registration Statement,
(ii) could have a Material Adverse Effect or (iii) could materially and adversely affect their respective assets or the consummation of the transactions contemplated by the Agreement and the other Operative Documents or the performance by the Trust or the Company of their respective obligations thereunder; and except as described in the Registration Statement, Disclosure Package and Prospectus, there are no legal or governmental proceedings to which the Trust or the Company or any of the Subsidiaries is a party or of which any of their respective assets is the subject, including ordinary routine litigation incidental to the business, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (o) Incorporated Documents. The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

          (p) Regulatory Disclosure. The statements in the Prospectus under the captions "Risk Factors - We are a holding company, and banking laws and regulations could limit our access to funds from our subsidiary banks with the result that we may not have access to sufficient cash to make payments on the debt securities", "- The supervision and regulation to which Fulton Financial is subject can be a competitive disadvantage" and the statements in the Company's 10-K for the fiscal year ended December 31, 2004 under the caption "Business-Supervision and Regulation", to the extent that such statements constitute matters of law or legal conclusions or descriptions of statutes, regulations, legal or governmental proceedings or contracts, have been reviewed by us and are accurate summaries in all material respects.

     Nothing has come to our attention that would lead us to believe that (i) the Registration Statement or any amendment thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which we need make no statement), at the time the Registration Statement became effective on December 27, 2005 or at each deemed effective date with respect to the Securities pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(ii) the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) Disclosure Package (except for the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

                                                                         ANNEX B

Pursuant to Section 5(b)(B) of the Agreement, George Barr, Senior Vice President and General Counsel of the Company, shall deliver an opinion in substantially the following form. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Agreement.

          (a) Capital Stock Duly Authorized and Validly Issued. To my knowledge,
(i) all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; (ii) all of the issued and outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right; and (iii) none of the issued and outstanding shares of capital stock of the Company or any Subsidiary were issued in violation of any preemptive or similar rights of any shareholder of the Company or such Subsidiary, as the case may be, arising by operation of law, or under the certificate of incorporation, by-laws or other organizational documents of the Company or such Subsidiary or under any agreement to which the Company or such Subsidiary is a party.

          (b) Capitalization. The authorized, and to my knowledge, issued and outstanding capital stock and consolidated long term debt (i.e., a maturity of greater than one year) of the Company as of September 30, 2005 is as set forth in the Prospectus under "Capitalization"; there have not been any subsequent issuances of capital stock of the Company (except issuances of common stock pursuant to exercises of employee stock options and pursuant to the Company's dividend reinvestment plan and employee stock purchase plan); and there has not been any additional long term borrowings by the Company or its consolidated subsidiaries since such date, except, with respect to the Bank Subsidiaries, pursuant to Federal Home Loan Bank advances, securities sold under agreements to repurchase incurred by the Bank Subsidiaries in their ordinary course of business or obligations among entities within the Company's consolidated group.

          (c) Absence of Defaults. To my knowledge, neither the Company nor any of the Subsidiaries is (i) in violation of its charter, bylaws or other organizational document, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Agreement or Instrument or (iii) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree (including, without limitation, the Banking Regulations) of any state or federal government, governmental authority, agency or instrumentality or court, domestic or foreign (including, without limitation, the Banking Regulators), except, in the case of clauses (i), (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

          (d) Absence of Conflicts. The execution, delivery and performance by the Company of the Operative Documents to which it is a party, the issuance, sale and delivery of the Debt Securities and the Guarantee, the consummation of the transactions contemplated by the Operative Documents and compliance by the Company with the terms of the Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Company and do not and will not, whether with or without the giving of notice or passage of time or both, result in any violation of any provision of the charter, bylaws or other organizational document of the Company or any of the Subsidiaries.

          (e) Governmental Licenses. To my knowledge, each of the Company and its Bank Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal or state governmental or regulatory authorities (including, without limitation, the Banking Regulators) necessary to conduct the business now operated by it, and have made the declarations and filings with the appropriate federal and state governmental or regulatory authorities (including, without limitation, the Banking Regulators) that are necessary for the conduct of its businesses as described in the Prospectus, except where the failure to possess such Governmental Licenses or make such declarations or filings would not, singularly or in the aggregate, have a Material Adverse Effect.

          (f) Bank Subsidiaries. Each Bank Subsidiary of the Company is validly existing as a bank and subsisting under the laws of its jurisdiction of organization, formation or association, as the case may be, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

                                                                         ANNEX C

Pursuant to Section 5(b)(C) of the Agreement, Thacher Proffitt & Wood LLP, counsel for the Company, shall deliver an opinion in substantially the following form. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Agreement.

          (a) Good Standing of the Trust. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Prospectus, to enter into and perform its obligations under each of the Operative Documents to which it is a party and to issue the Capital Securities and the Common Securities; the Trust is not a party to or otherwise bound by any agreement other than the Operative Documents to which it is a party and those described in the Prospectus; and the Trust is, and will be, under current law, classified for U.S. federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

          (b) Authorization of Common Securities. At the Closing Time, the Common Securities will have been duly authorized for issuance by the Trust pursuant to the Amended Declaration and, when duly issued and executed in accordance with the Amended Declaration and delivered by the Trust to the Company against payment therefor in accordance with the subscription agreement therefor, will be validly issued and fully paid and nonassessable undivided common beneficial ownership interests in the assets of the Trust; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at the Closing Time, all of the issued and outstanding Common Securities of the Trust will be owned directly by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

          (c) Authorization of Capital Securities. At the Closing Time, the Capital Securities will have been duly authorized for issuance by the Trust pursuant to the Amended Declaration, and the Capital Securities, when duly issued, executed and authenticated in accordance with the Amended Declaration and delivered by the Trust against payment therefor as provided in the Agreement, will be validly issued and fully paid and nonassessable undivided preferred beneficial ownership interests in the assets of the Trust; the issuance of the Capital Securities will not be subject to preemptive or other similar rights; and the Capital Securities will be in the form contemplated by, and entitled to the benefits of, the Amended Declaration and the Guarantee.

          (d) Authorization of Agreement. The Agreement has been duly authorized, executed and delivered by the Trust and FFC.

          (e) Authorization of Amended Declaration. Assuming that the Amended Declaration has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and the Administrators, and assuming due authorization, execution and delivery of the Amended Declaration by the Institutional Trustee and the Delaware Trustee, the Amended Declaration will be, at the Closing Time, a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) (collectively, the "Enforceability Exceptions").

          (f) Authorization of Guarantee. Assuming that the Guarantee has been duly authorized by the Company and, at the Closing Time, the Guarantee will have been duly executed and delivered by the Company, the Guarantee will constitute a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by the Enforceability Exceptions.

          (g) Authorization of Indenture. Assuming that the Indenture has been duly authorized by the Company, and, at the Closing Time, will have been duly executed and delivered by the Company and, assuming the authorization, execution and delivery of the Indenture by the Indenture Trustee, the Indenture will constitute a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by the Enforceability Exceptions.

          (h) Authorization of Debt Securities. Assuming that the Debt Securities have been duly authorized by the Company and, at the Closing Time, the Debt Securities will have been duly executed by the Company, when authenticated in the manner provided for in the Indenture and delivered by the Company to the Trust against payment therefor as described in the Prospectus, will constitute valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by the Enforceability Exceptions; and the Debt Securities will be in the form contemplated by, and will be entitled to the benefits of, the Indenture.

          (i) Qualification under 1939 Act. Each of the Amended Declaration, the Guarantee and the Indenture has been duly qualified under the 1939 Act.

          (j) Not an Investment Company. Neither the Trust nor the Company is, and immediately following consummation of the transactions contemplated in the Agreement and the application of the net proceeds as described in the Prospectus, neither the Trust nor the Company will be, an "investment company" required to be registered under the Investment Company Act of 1940, as amended.

          (k) Descriptions of Securities and Operative Documents. Each of the Securities and the Operative Documents conform in all material respects to the descriptions thereof contained in the Registration Statement, Disclosure Package and Prospectus.

          (l) Absence of Defaults and Conflicts. The Trust is not in violation of the trust certificate of the Trust filed with the State of Delaware (the "Trust Certificate") or the Amended Declaration; and the execution, delivery and performance of the Operative Documents by the Trust and the issuance, sale and delivery of the Capital Securities and the consummation of the transactions contemplated by the Operative Documents, at the Closing Time, will have been duly authorized by all necessary action on the part of the Trust, and do not and will not, whether with or without the giving of notice or passage of time or both, (i) violate, conflict with or constitute a breach of, or default or

Repayment Event under, or result in the creation or imposition of any, security interest, mortgage, pledge, lien, charge, encumbrance, claim or equitable right upon any assets of the Trust pursuant to, any of the Agreements and Instruments, or (ii) result in any violation of any provision of the Amended Declaration or the Trust Certificate.

          (m) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any government, governmental authority, agency or instrumentality or court, domestic or foreign (including, without limitation, the Banking Regulators), other than those that have been made or obtained, is necessary or required for the authority, execution, delivery or performance by the Trust of its obligations under the Operative Documents, or the consummation by the Trust of the transactions contemplated thereunder, except as may be required under state securities laws, as to which we express no opinion.

          (n) Good Standing of FFC. FFC has been incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Agreement.

          (o) Due Authorization. FFC has full right, power and authority to execute and deliver the Agreement and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of the Agreement, the consummation of the transactions contemplated thereby and the performance by FFC of its obligations thereunder has been duly and validly taken.

          (p) Capital Stock Duly Authorized and Validly Issued. All of the issued and outstanding shares of capital stock of FFC have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through one or more Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right; and none of the issued and outstanding shares of capital stock of FFC were issued in violation of any preemptive or similar rights of any shareholder of FFC arising by operation of law, or under the certificate of incorporation or by-laws of FFC or under any agreement to which FFC is a party.

          (q) Effectiveness of Registration Statement and Filings. The Registration Statement has become effective under the 1933 Act; any required filing of each prospectus relating to the Securities (including the Prospectus) pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to our knowledge, based on a telephone conversation with a member of the staff of the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

          (r) Compliance as to Form. The Registration Statement, including, without limitation, the Rule 430B Information, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (including, without limitation, each deemed effective date with respect to the Securities pursuant to Rule 430B(f)(2) of the 1933 Act Regulations), other than the financial statements and supporting schedules included therein or omitted therefrom and the trustees' Statement of Eligibility on Form T-1 (collectively, the "Form T-1"), as to which we need express no opinion, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

          (s) The statements in the Prospectus under the caption "Certain U.S. Federal Income Tax Consequences," to the extent that such statements constitute matters of law or legal conclusions or descriptions of statutes, regulations, legal or governmental proceedings or contracts, have been reviewed by us and are accurate summaries in all material respects.

     Nothing has come to our attention that would lead us to believe that (i) the Registration Statement or any amendment thereto (except for financial statements and schedules, other economic, statistical and financial data included or incorporated by reference therein, and the Form T-1, as to which we need make no statement), at the time the Registration Statement became effective on December 27, 2005 or at each deemed effective date with respect to the Securities pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(ii) the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other economic, statistical and financial data included or incorporated by reference therein and the Form T-1, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented Prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or
(iii) Disclosure Package (except for the financial statements and schedules and other economic, statistical and financial data included or incorporated by reference therein, as to which we need make no statement), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

                                                                         ANNEX D

Pursuant to Section 5(c) of the Agreement, special Delaware counsel for the Trust shall deliver an opinion in substantially the following form:

          (a) The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act.

          (b) The Amended Declaration constitutes a valid and binding obligation of the Sponsor and Trustees and Administrators party thereto, enforceable against such Sponsor and Trustees in accordance with its terms.

          (c) Under the Delaware Statutory Trust Act and the Amended Declaration, the Trust has the requisite trust power and authority (i) to own its properties and conduct its business, all as described in the Amended Declaration, (ii) to execute and deliver, and perform its obligations under, the Operative Documents to which it is a party, (iii) to issue, sell and perform its obligations under its Capital Securities, and (iv) to purchase and hold the Debt Securities.

          (d) The Capital Securities of the Trust have been duly authorized for issuance by the Trust and, when issued, executed and authenticated in accordance with the Amended Declaration and delivered against payment therefor in accordance with the Amended Declaration and the Agreement, will be validly issued and, subject to the qualifications set forth in paragraph 5 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust and the holders of Capital Securities will be entitled to the benefits provided by the Amended Declaration.

          (e) Each holder of Capital Securities, in such capacity, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note, however, that the holders of Capital Securities may be required to make payment or provide indemnity or security as set forth in the Amended Declaration.

          (f) Under the Amended Declaration and the Delaware Statutory Trust Act, the issuance of the Capital Securities of the Trust is not subject to preemptive rights.

          (g) The Common Securities of the Trust have been duly authorized for issuance by the Trust and, when issued and executed in accordance with the Amended Declaration and delivered against payment therefor in accordance with the Amended Declaration and the Common Securities Subscription Agreement, will be validly issued undivided beneficial interests in the assets of the Trust.

          (h) Under the Amended Declaration and the Delaware Statutory Trust Act, the execution and delivery by the Trust of the Operative Documents to which it is a party, and the performance by the Trust of its obligations thereunder, have been duly authorized by the requisite trust action on the part of the Trust.

          (i) The issuance and sale by the Trust of the Capital Securities, the execution, delivery and performance by the Trust of the Operative Documents to which it is a party, the consummation by the Trust of the transactions contemplated by such Operative Documents, and the compliance by the Trust with its obligations thereunder are not prohibited by (i) the Amended Declaration or the Certificate of Trust, or (ii) any law or administrative regulation of the State of Delaware applicable to such Trust.

          (j) No authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely in connection with the issuance and sale by the Trust of its Capital Securities and the Common Securities, the due authorization, execution and delivery by the Trust of the Operative Documents to which it is a party, or the performance by the Trust of its obligations under such Operative Documents.

          (k) The holders of Capital Securities (other than those holders of Capital Securities who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

                                                                         ANNEX E

Pursuant to Section 5(d) of the Agreement, counsel to the Guarantee Trustee, the Institutional Trustee, the Delaware Trustee and the Indenture Trustee shall deliver an opinion in substantially the following form:

          (a) Wilmington Trust Company ("WTC") is a Delaware banking corporation with trust powers, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with requisite corporate power and authority to execute and deliver, and to perform its obligations under, the Operative Documents to which it is a party.

          (b) The execution, delivery, and performance by WTC of the Operative Document to which it is a party have been duly authorized by all necessary corporate action on the part of WTC, and the Operative Documents to which it is a party have been duly executed and delivered by WTC.

          (c) The execution, delivery and performance of the Operative Documents to which it is a party by WTC and the consummation of any of the transactions by WTC contemplated thereby are not prohibited by (i) the Charter or Bylaws of WTC,
(ii) any law or administrative regulation of the State of Delaware or the United States of America governing the banking and trust powers of WTC, or (iii) to our knowledge (based and relying solely on the Officer Certificates), any agreements or instruments to which WTC is a party or by which WTC is bound or any judgments or order applicable to WTC.

          (d) The Debt Securities delivered on the date hereof have been authenticated by due execution thereof and delivered by WTC, as Indenture Trustee, in accordance with the Company Order. The Capital Securities delivered on the date hereof have been authenticated by due execution thereof and delivered by WTC, as Institutional Trustee, in accordance with the Trust Order.

          (e) None of the execution, delivery and performance by WTC of the Operative Documents to which it is a party and the consummation of any of the transactions by WTC contemplated thereby requires the consent, authorization, order or approval of, the withholding of objection on the part of, the giving of notice to, the registration with or the taking of any other action in respect of, any governmental authority or agency (including any court) under any law or administrative regulation of the State of Delaware or the United States of America governing the banking and trust powers of WTC, except for the filing of the Certificate for the Trust in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Statutory Trust Act 12 Del. C.
Section 3801, et seq. (which filing has been duly made).


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